UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported) September 19, 2008

Continucare Corporation
(Exact Name of Registrant as Specified in Charter)

Florida	1-12115	59-2716023
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7200 Corporate Center Drive, Suite 600 Miami, Florida	33126
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (305) 500-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 19, 2008, the Board of Directors of Continucare Corporation (the "Company") appointed Ms. Jacqueline Simkin to serve as a director of the Company.  In addition, Ms. Simkin was appointed a member of the Audit Committee and Compensation Committee of the Board of Directors.  There were no arrangements or understandings pursuant to which Ms. Simkin was appointed as a director, and there are no related party transactions between the Company and Ms. Simkin reportable under Item 404(a) of Regulation S-K.  A copy of the Company's press release announcing the appointment of Ms. Simkin to the Board of Directors is attached hereto as Exhibit 99.1.

Ms. Simkin, 65, has been the owner and president of Simkin Management Inc., an investment management firm that invests in public and private companies, from 1996.  She was a member of the boards of Alpnet Inc., and Thompson Nutritional Technology Inc. from mid 1998 through mid 2000.  From 1987 to 1995, Ms. Simkin served on the Board of Directors of the Intercontinental Bank and was the Chairperson and Chief Executive Officer of The Denver Brick Company from March 1999 through August 2001.  Prior to that she had held various positions in the The Denver Brick Company.  Ms. Simkin was a Real Estate Developer from 1976 to 1986 and is a retired member of the British Colombia Bar Association.

Item 9.01.     Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
99.1	Press release of the Company, dated September 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINUCARE CORPORATION

/s/ Fernando L. Fernandez
Date:	September 25, 2008	Fernando L. Fernandez
Senior Vice President-Finance, Chief
Financial Officer, Treasurer and
Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of the Company, dated September 25, 2008.